UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	On June 4, 2014 CST Brands, Inc. (the “Company” or “CST”) held its Annual Meeting of Stockholders.

(b)	The following table presents the final voting results for the items that were presented for stockholder approval.

	For	Against	Abstain	Broker Non-Vote
(1) The election of class I directors by Holders of common stock for a term of three years:
Roger G. Burton	64,152,231	113,546	36,377	5,359,136
Stephen A. Smith	64,164,953	101,502	35,699	5,359,136
(2) Ratification of the selection of KPMG LLP as CST’s independent registered public accounting firm for fiscal year ending December 31, 2014.	69,542,896	76,435	41,959	n/a
(3) Approval of the Company’s Amended and Restated 2013 Omnibus Stock and Incentive Plan.	61,085,066	3,165,260	54,828	5,359,136
(4) Approval, by advisory vote, a resolution on executive compensation.	61,635,356	1,190,458	1,476,340	5,359,136
	One Year	Two Years	Three Years	Abstain
(5) Recommend, by advisory vote, the frequency of future advisory votes on executive compensation.	56,210,457	88,599	6,506,692	1,496,406
Based on the voting as reported above, the two director nominees named above were elected as Directors of the Company for a term of three years. In addition, the Company’s stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014; approved the Company’s Amended and Restated 2013 Omnibus Stock and Incentive Plan; approved, by advisory vote, a resolution on executive compensation and recommended, by advisory vote, a one year frequency of future advisory votes on executive compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Tammy V. Floyd
By:	Tammy V. Floyd
Title:	Vice President, Controller and Acting Corporate Secretary

Dated: June 5, 2014